UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington D.C., 20549

                                 Form S-8
                          REGISTRATION STATEMENT
                                   Under
                        The Securities  Act of 1933
       -------------------------------------------------------------

                     Commission file number 000-25415

                    TWIN FACES EAST ENTERTAINMENT CORP.

            (Exact name of registrant as specified in charter)
      ---------------------------------------------------------------

Nevada                                            22-3374562
(State of other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification Number)

1850 E. Flamingo Rd., Suite #111-A
Las Vegas, Nevada                                 89119
(Address of Principal Executive Office)           (Zip Code)

                    Consultant Stock Compensation Plan
                ------------------------------------------
                         (Full Title of the Plan)
                              (702) 866-5858
           (Registrant's Telephone Number, Including Area Code)

                       Michael Smolanoff, President
                    1850 E. Flamingo Rd., Suite #111-A
                          Las Vegas, Nevada 89119
                  (Name and Address of Agent for Service)

                                   Proposed       Proposed
                      Amount to     maximum        maximum      Amount of
Title of Securities       be       Offering       aggregate   registration
to be registered      registered   price per      offering         fee
                                   share(2)         price
Common Stock (1)         175,000      $1.24688       $218,204        $60.66

1    Represents up to 175,000 shares of common stock to be offered for resale by the persons indicated in the prospectus included as part of this Registration Statement, in addition to the additional shares offered herein.

2    Calculated in accordance with Rule 457(h)(1) using the average of the bid and asked prices for the common stock on August 11, 1999.

PROSPECTUS                   The date of this Prospectus is August 13, 1999


                    TWIN FACES EAST ENTERTAINMENT CORP.

                   Up to 175,000 Shares of Common Stock
        Received by Directors, Officers, Consultants and Employees
             Under the Company's Consultant and Employee Stock
        Compensation Plan and Reoffered by Means of this Prospectus
        To Be Sold Either Privately or Through a Broker Transaction



Selling shareholders of Twin Faces East Entertainment Corp. ("Company") will offer their shares through the over-the-counter market or through NASDAQ, if the Company's common stock is then included for quotation on NASDAQ. Selling shareholders, if control persons, are required to sell their shares in accordance with the volume limitations of Rule 144 under the Securities Act of 1933, which limits sales by each selling shareholder in any one month period to the greater of 1% of the total outstanding common stock (or approximately 36,193 shares after the issuance of the shares herein) or the average weekly trading volume of the Company's common stock during the four calendar weeks immediately preceding such sale. It is expected that brokers and dealers effecting transactions will be paid the normal and customary commissions for market transactions; however the Shares may be sold in a private transaction.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the shares of the Common Stock issuable under the terms of the Plan shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

  This Prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

  The securities offered hereby involve a high degree of risk. See "Risk
                                 Factors."

                     SUMMARY OF PROSPECTUS

The Company

This prospectus accompanies reoffers by consultants and employees of the Company of shares of common stock received through the Company's Consultant and Employee Compensation Plan. The Company, pursuant to the S-8 Registration, dated this same date, has registered 175,000 of the Company's common stock, of which all such shares have been received, concurrent herewith, pursuant to the Company's Consultant and Employee Compensation Plan. The Company's principal offices are located at 1850 E. Flamingo Rd., Suite 111-A, Las Vegas, Nevada 89119, telephone number (702) 866-5858.

                          RISK FACTORS

The purchase of the securities offered hereby is subject to risk. Investors should evaluate these risk factors carefully.

Need for Additional Financing. The Company currently operates through revenues generated by sales of the Company's products. There is no assurance that such sales will continue as they have in the past, or will increase in the future. In order to succeed the Company may require additional capital for working capital and for marketing. There can be no assurance that such financing will be available, when required, on acceptable terms.

Competition. We compete with numerous other entertainment and film production companies. Many of these competitors have substantially greater resources than we do. Should a larger and better financed company decide to directly compete with us, and be successful in its competitive efforts, our business could be adversely affected.

Markets Uncertain. Despite the business experience of the officers, directors, and principal shareholders of the Company, and the Company's products there can be no assurance that markets for the Company's products will continue to be sizable enough to permit the Company to operate profitably.

Reliance on Management. All decisions with respect to the management of the Company will be made exclusively by its officers and directors. To a large extent, the success of the Company will depend upon the quality of the management provided by its officers and directors.

Dependence upon Key Personnel. The success of the Company will be largely dependent on the personal efforts of key employees, officers, and directors, who are responsible for the development of the business of the Company. If any of the key employees, officers or directors should, for whatever the reason, cease to serve the Company, the Company may find it difficult to find replacements within a short time frame, and thus, the Company's ability to meet its goals could be adversely affected.

Factors  Affecting Operating Results. The manufacture and  distribution  of entertainment and educational related production which the Company is involved with is not an exact science and inevitably involves a significant degree of uncertainty, particularly with respect to the types of entertainment and educational products demanded by the market place. There can therefore be no assurance that the Company's activities will result in the economical production and sales of its products. Moreover, the operating results of the Company may be adversely affected by other factors such as changes in material costs, shortages of scripts, and increased production costs.

Company Capitalization. To the extent that the funding may be insufficient to meet expenses, the Company may be required to obtain the funds through additional borrowings by raising funds through selling equity interests in the Company. Management believes that operating profits can be generated, but both the production of intellectual properties and any return to Shareholders may take considerably longer than anticipated.

                                  PART I

General

     Twin Faces East Entertainment Corporation, a Nevada corporation (the "Company") is a development stage company formed in 1997. The Company was incorporated under the laws of the State of Delaware on December 5, 1997 and reincorporated under the laws of the State of Nevada on June 17, 1998. The re-incorporation in the State of Nevada was the result of Nevada's policy of encouraging incorporation in that State and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws, which are periodically updated and revised to meet changing business needs. In addition, Nevada continues to pursue a position of no corporate taxation.

     We are in the development stage as a producer of entertainment and educational related programming and technology, which originated through the efforts of Dr. Michael Smolanoff, a director and officer of the Company. Our products include; (i) documentary films of Dr. Albert Einstein, and (ii) feature film and television scripts.

      The Einstein Properties are the result of Dr. Smolanoff's acquisition of the films from Peter A. Buckey. Peter A. Buckey, the son of one of Albert Einstein's oldest and closest friends, provides a rare insight into Albert Einstein's private life, opinions, and foibles that are now folded into unique and rare videos. The Company owns original 16mm film footage of rare moments such as the family vacation when Einstein wrote that fateful letter to Franklin D. Roosevelt that led to the Manhattan Project. Peter was Einstein's driver, and companion initiating extensive dialogue, keeping copious notes, and storing and recording priceless memories. Hear up close and personal tales of the sailor who couldn't swim, and the youth recalling a professor's admonishment not to pursue physics due to his single-mindedness. We have ownership of the film, still photos, narration by Mr. Buckey, and have received numerous requests for development of the various products into books, a documentary, photo exhibits, and similar entertainment venues.

      "Pages From A Rabbit Journal"T, a children's book and future film script was created by Dr. Smolanoff. The story is of The Rabbit Family's adventures in their travels through the forest with many character developments along the path of their journey. The story has been turned into a series of twenty-two minute animated video episodes, each a cliff-hanger and with a positive children's message. The initial video episode, will serve as a pilot for a television series which is contracted through Nightwing Entertainment Group, Inc. to be shown on Fox Children's Network and/or Nickelodeon. In addition, Channel America, through a contract with Nightwing Entertainment Group, Inc. has agreed to show between 13 to 65 episodes of the series. Further, an agreement is in place with Nightwing Entertainment Group, Inc. that provides for Congress Home Video to distribute a minimum of twelve of each episode into approximately 22,000 video stores nationwide.

      The Company's principal executive offices are located at 1850 E. Flamingo Rd., Suite #111-A, Las Vegas, Nevada; telephone (702) 866-5858.

Management

    NAME AND ADDRESS       AGE      POSITION HELD-RELATIONSHIP
Michael Smolanoff           55     Chief Executive Officer, President, Director
Stan Teeple                 50     Executive VP, Secretary, Treasurer, Director
Hyman Shwartzberg, MD       32     Director
Bruce Taffet                51     Director

Michael Smolanoff- Michael Smolanoff has been President and a Director of the Company since its inception. From 1993 to present, Dr. Smolanoff has been self employed selling scripts, articles, and music. Dr. Michael Smolanoff has over 30 years of experience in creative development fields. He is a Juilliard graduate and past professor at Rutgers University and Philadelphia Music Academy. He has written and produced a plethora of music albums, concerts, children's programs, and works for the theatre. He is listed in the International Who's Who of music, Who's Who in America, Men of Achievement, Outstanding Young Men of America, and the Dictionary of Distinguished Americans. He is the creator and developer of the "Tales of a Rabbit Journal" and responsible for contract development to place this animated series with the Fox Kids Network as well as distribution agreements for placement into retail video stores nationwide. He is a member of the National Academy of Television Arts and Sciences, and the American Society of Composers, Authors and Publishers.

Stanley L. Teeple- Stan Teeple is Executive Vice President, Secretary and Treasurer from March, 1997 to present. From 1979 until present, Mr. Teeple has been President and Chief Executive Officer of Stan Teeple, Inc., a consulting firm specializing in business. Stan has recently joined Dr. Smolanoff for development of the various assets and interests in the marketplace. Stan attended Business School at the University of Colorado and has a strong national brands corporate background. In Stan's 20 plus year career as a management consultant, sales and marketing consultant, and turnaround specialist counts among his business specialties, entertainment, intellectual property licensing, food manufacturing, the travel industry and retailing of everything from apparel to fast food. His recent client list includes, United Artists Theatre Circuit, General Mills, Inc., United Airlines, Inc., Kellogg's USA, Warner Lambert and Premiere Innovations, Inc.

Bruce Taffet Bruce Taffet has been a Director of the Company since April 1998. From 1979 until present Mr. Taffet has worked as an executive with United Artists Theatre Circuit. From 1995 until present, Bruce has been Executive Vice President of Concessions, Marketing, and Purchasing for United Artists. Mr. Taffet has approximately 30 years experience in the entertainment industry. Starting in 1969, Bruce was the owner/operator of the Orkin Taffet Theatres in Jackson, Mississippi. Mr. Taffet has served as an officer or director with the National Association of Theatre Operators, National Association of Concessionaires, Variety Club of America, The 2% Club, and MPP Pioneers.

Hyman Shwarzberg, MD. Hyman Shwarzberg, MD, a Director of the Company since April 1998, is a physician, entrepreneur and investor. From 1994 until present Dr. Shwarzberg has served as Assistant Professor and Director of Radiology at Mount Sinai Medical Center-Queens Hospital Center Affiliate in New York. Dr. Shwarzberg is a graduate of Yeshiva University Undergraduate School and a graduate of Albert Einstein College of Medicine.

Legal Proceedings
      On August 2, 1999, a lawsuit was filed in the United States District Court for the Southern District of New York, ReadSpeak, Inc. vs Twin Faces East Entertainment Corp., case No. 99 Civil 8606. The claim in the action pertains to a violation by Twin Faces of the Lanham Act, unfair competition and infringement of patent rights. Although the Company consented to the issuance of a temporary restraining order wherein the Company agrees not to promote ReadSpeak until further order of the court, the Company has not conceded to the validity of the claim and intends to assert a counter claim, contesting the claim of intellectual property rights as asserted by ReadSpeak, Inc.

Submission of Matters to Vote to Shareholders

      No matter was submitted to a vote of security holders, through the solicitation of proxies or otherwise, during the Company's fiscal year ended December 31, 1999.

Properties.
      The Company currently subleases 600 square feet of executive office space at 1850 E. Flamingo Rd., Suite 111A, Las Vegas, Nevada 89119, on a month to month basis at a cost of $800 per month starting June 1, 1999. The space is for general administration and is sufficient for the current needs of the Company. We anticipate that we will require additional space in the future but does not anticipate any difficulty in obtaining such space in its immediate vicinity at favorable rates.

                          OFFERING  SHAREHOLDERS

The following table lists the shares of Company common stock held by consultants of the Company proposing to sell their shares, the percentage held by each, and the shares currently proposed to be reoffered by them pursuant to this Prospectus.


Shareholder          Number of    New Shares   Percent      Percent of
                     Shares       Offered      Before       Total After
                                               Offering     Offering
Gary Bennett           -0-         68,170        -0-         .0188
Adam Abramavich        -0-         68,170        -0-         .0188
Anthony N. DeMint      -0-          5,000        -0-         .0013
Donald J. Stoecklein   -0-         33,660        -0-         .0093
                    --------     --------      -------     ---------
TOTAL                  -0-        175,000        -0-         .0482

                                  PART II

Item 3. Information with Respect to the Company

This prospectus is accompanied by the Company's Form 10SB, and its latest Quarterly Reports filed subsequent thereto, for quarter ending March 31, 1999. These Annual, Quarterly and Current Reports, as well as all other reports filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, are hereby incorporated by reference in this prospectus and may be obtained upon the oral or written request of any person to the Company at 1850 E. Flamingo Rd., Suite #111-A, Las Vegas, Nevada 89119 telephone number (702) 866-5858

Incorporation of Documents by Reference.

The registrant incorporates the following documents by reference in this Registration Statement:

(a) The registrants Annual Report on Form 10SB filed for the year ended February 18, 1999;
(b) The registrants Quarterly Report on Form 10-Q for the quarter ending March 14, 1999.
(c)  The registrants Form 8-K filed June 30, 1999
(d)  The registrants Form 8-K filed July 29, 1999

Item 4. Description of Securities

General
A   description  of  securities  is  incorporated  by  reference  from  the registrants Registration Statement on Form 10SB, File No. 000-25415.

The Company's authorized capitalization is 20,000,000 shares, consisting of 20,000,000 shares of Common Stock, par value $.0001 per share, of which 3,619,349, (as of August 10, 1999 there were 3,544,349 shares outstanding) shares will be issued and outstanding after issuance to the selling shareholders, and the additional shares, referred to in the preceding section.

Common Stock
      Holders of Common Stock are entitled to one vote per share on each matter submitted to vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and therefore, holders of a majority of the outstanding shares of Common Stock will be able to elect the entire board of directors and, if they do so, minority shareholders would not be able to elect any members to the board of directors. The
Company's board of directors has authority, without action by the Company's shareholders, to issue all or any portion of the authorized but unissued shares of Common Stock, which would reduce the percentage ownership of the Company of its shareholders and which may dilute the book value of the Common Stock. Shareholders of the Company have no pre-emptive rights to acquire additional shares of Common Stock. The Common Stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities. Holders of Common Stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. The Company has not paid dividends on its Common Stock and does not anticipate that it will pay dividends in the foreseeable future.

Item 5.  Interests of Named Experts and Counsel

     NA

Item 6. Indemnification

     The Articles of Incorporation for the Company do contain provisions for indemnification of the officers and directors; in addition, Section
78.751 of the Nevada General Corporation Laws provides as follows:

      78.751 Indemnification of officers, directors, employees and agents; advance of expenses.
     1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.
     2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.
     4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:
     (a)  By the stockholders:
     (b) By the board of directors by majority vote of a quorum consisting o directors who were not parties to act, suit or proceeding;
     (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or
     (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot to obtained, by independent legal counsel in a written opinion; or
     5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than the directors or officers may be entitled under any contract or otherwise by law.
     6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:
(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his act or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.
(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Item 7. Exemption From Registration Claimed.

      All of the shares were exempt from the registration requirements of the Securities Act of 1933 as amended by virtue of Section 4(2) thereof covering transactions not involving any public offering or not involving any "offer" or "sale".

Item 8. Exhibits.

3.1  Articles of Incorporation of registrant(1).
3.2  Bylaws (2).
5 Opinion of Donald J. Stoecklein, Attorney-at-law, regarding legality of shares being issued (3).
10   Consultant Stock Compensation Plan/Consultants Agreements (3).
24 Consent of Donald J. Stoecklein, Attorney-at-Law, (contained in its opinion filed as Exhibit 5 to this Registration Statement (3).
 __________________________________________
(1) Incorporated by reference from the registrants Registration Statement on Form 10SB, File No. 000-25415;
(2) Incorporated by reference from the registrants Registration Statement on Form 10SB, File No. 000-25415;
(3)  Filed herewith.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
         (i)   To  include any prospectus required by section 10(a)(3)  of the Securities Act of 1933;
         (ii)  To  reflect in the prospectus any facts or  events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or election of a managing underwriter.
(2) That, for the purpose of determining any liability under the Securities
Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.
(3)  To remove from registration by means of a post-effective amendment any of  the  securities being registered which remain unsold at the termination of the offering.
      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the
Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement referring to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
       Insofar  as  indemnification  for  liabilities  arising  under   the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 12th day of August, 1999.

TWIN FACES EAST ENTERTAINMENT CORP.

By :/s/ Michael Smolanoff
    ----------------------------------
       Michael Smolanoff, President

Pursuant  to  the  requirements  of  the  Securities  Act  of  1933,   this
registration statement has been signed by the following persons in the capacities indicated on August 12, 1999.

   Signature                Title                         Date

/s/ Michael Smolanoff    President, Director           August 12, 1999
---------------------
Michael Smolanoff

/s/ Stan Teeple         Secretary/Treasurer, Director  August 12, 1999
---------------------
Stan Teeple

/s/ Hyman Shwartzberg   Director                       August 12, 1999
--------------------
Hyman Shwartzberg

Bruce Taffer            Director                       August 12, 1999
--------------------
Bruce Taffet

                             EXHIBIT 5 AND 24
                          Opinion and Consent of
                            Donald J. Stoecklein

ATTORNEY AT LAW
                                                Telephone (702) 794-2590
                                                Facsimile (702) 794-0744
DONALD J. STOECKLEIN
Practice Limited to Federal Securities
--------------------------------------------------------------------------------
1850 E. Flamingo Rd., Suite #111, Las Vegas, Nevada 89119

                                        August 12, 1999

Mr. Michael Smolanoff
President
TWIN FACES EAST ENTERTAINMENT CORP.
1850 E. Flamingo Rd., Suite #111-A
Las Vegas, Nevada 89119

     RE: REGISTRATION STATEMENT ON FORM S-8

Dear Mr. Smolanoff:

You have requested our opinion as to the legality of the registration by you, Twin Faces East Entertainment Corp. (the "Corporation") of up to 175,000 shares of Common Stock ( the "shares") pursuant to a Registration Statement, dated August 11, 1999, on Form S-8 ( the "Registration Statement") to be filed on August 12, 1999:

As your counsel we have reviewed and examined:

1.   The  Articles  of  Incorporation of the Corporation, as  amended  (the
     "Articles");

2. The Bylaws of the Corporation, as certified by the Secretary of the Corporation;

3.   The Resolutions of the corporation authorizing the registration;

4.   The minute book of the Corporation;

5.   The Corporation's 10SB filed February 18, 1999;

6.   The Corporation's 10-QSB for first quarter 1999;

7.   The Consultant and Employee Stock Compensation Plan; and

8. Such other matters as we have deemed relevant in order to form our opinion.

In giving our opinion, we have assumed without investigation the authenticity of any document or instrument submitted to us as an original, the conformity to the original of any document or instrument submitted to us as a copy, and the genuineness of all signatures on such originals or copies.

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that the Shares, if issued and sold as described in the Registration Statement (provided that at least par value is paid for the shares): (i) will have been duly authorized, legally issued, fully paid and nonassessable, (ii) when issued will be a valid and binding obligation of the corporation, and (iii) do not require a permit from any governmental agency.

Our opinion is subject to the qualification that no opinion is expressed herein as to the application of the state securities or Blue Sky laws.

This Opinion is furnished by us as counsel to you and is solely for your benefit. Neither this opinion nor copies hereof may be relied upon by, delivered to, or quoted in whole or in part to any governmental agency or other person without our prior written consent.

Notwithstanding the above, we consent to the use of our opinion in regards to the Request to Transfer Agent for transfer of the above referred to shares.




                                        Yours Very Truly,



                                        s/Donald J. Stoecklein
                                        Donald J. Stoecklein

                                EXHIBIT 10
                 CONSULTANT AND EMPLOYEE STOCK OPTION PLAN

  AUGUST 1999 CONSULTANT AND EMPLOYEE STOCK COMPENSATION PLAN
                    Twin Faces East Entertainment Corp.

                               I.
                      Purpose of the Plan.

The purpose of this Plan is to further the growth of Twin Faces East Entertainment Corp. ("Twin Faces") by allowing the Company to compensate officers, directors, consultants and certain other persons providing bona fide services to the Company, through the award of Twin Face's common stock.

                              II.
                           Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth in this Section:

1. "Award" means any grant of Common Stock made under this Plan.

2. "Board of Directors" means the Board of Directors of Twin Faces.

3. "Code" means the Internal Revenue Code of 1986, as amended.

4. "Common Stock" means the common stock, par value $ .001 per share, of Twin Faces.

5. "Date of Grant" means the day the Board of Directors authorizes the grant of an Award or such later date as may be specified by the Board of Directors as the date a particular Award will become effective.

6. "Employee" means any person or entity that renders bona fide services to the Company (including, without limitation, the following: a person employed by the Company in a key capacity; an officer or director of Twin Faces or one or more Subsidiaries; a person or company engaged by the Company as a consultant; or a lawyer, law firm, accountant or accounting firm.

7. "Subsidiary" means any corporation that is a subsidiary with regard to Twin Faces as that term is defined in Section 424(f) of the Code.

                              III.
                   Effective Date of the Plan

The effective date of this Amended Plan is August 1, 1999.


                              IV.
                   Administration of the Plan

The Board of Directors will be responsible for the administration of this Plan, and will grant Awards under this Plan. Subject to the express provisions of this Plan, the Board of Directors shall have full authority and sole and absolute discretion to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations which it believes to be necessary or advisable in administering this Plan. The determinations of the Board of Directors on the matters referred to in this Section shall be conclusive. The Board of Directors shall have sole and absolute discretion to amend this Plan. No member of the Board of Directors shall be liable for any act or omission in connection with the administration of this Plan unless it resulted from the member's willful misconduct.

                                    V.
                   Stock Subject to the Plan

The maximum number of shares of Common Stock as to which Awards may be granted under this Plan as of this date and subject to subsequent amendment is 175,000 shares. The Common Stock which is issued on grant of awards may be authorized but unissued shares or shares which have been issued and reacquired by Twin Faces. The Board of Directors may increase the maximum number of shares of Common Stock as to which Awards may be granted at such time as it deems advisable.

                              VI.
               Persons Eligible to Receive Awards

Awards may be granted only to Employees, or Consultants of the Company, in their individual capacity only.

                                   VII.
                        Grants of Awards

Except as otherwise provided herein, the Board of Directors shall have complete discretion to determine when and to which Employees or Consultants Awards are to be granted, and the number of shares of Common Stock as to which awards granted to each Employee or consultant will relate. No grant will be made if, in the judgment of the Board of Directors, such a grant would constitute a public distribution within the meaning of the Securities Act of 1933, as amended (the "Act"),or the rules and regulations promulgated thereunder.


                                   VIII.
                 Delivery of Stock Certificates

As promptly as practicable after authorizing the grant of an Award Twin Faces shall deliver to the person who is the recipient of the Award, a certificate or certificates registered in that person's name, representing the number of shares of Common Stock that were granted.

                              IX.
                           Employment

Nothing in this Plan or in the grant of an Award shall confer upon any Employee or consultant the right to continue in the employ of the Company nor shall it interfere with or restrict in any way the rights of the Company to discharge any employee at any time for any reason whatsoever, with or without cause.

                               X.
                      Laws and Regulations

The obligation of Twin Faces to sell and deliver shares of Common Stock on the grant of an Award under this Plan shall be subject to the condition that counsel for Twin Faces be satisfied that the sale and delivery thereof will not violate the Act or any other applicable laws, rules or regulations.

                              XI.
                      Withholding of Taxes

If subject to withholding tax, the Company shall be authorized to withhold from an Employer's salary or other cash compensation such sums of money as are necessary to pay the Employee's withholding tax. The Company may elect to withhold from the shares to be issued hereunder a sufficient number of shares to satisfy the Company's withholding obligations. If the Company becomes required to pay withholding tax to any federal, state or other taxing authority as a result of the granting of an Award and the Employee fails to provide the Company with the funds with which to pay that withholding tax, the Company may withhold up to 50% of each payment of salary or bonus to the Employee (which will be in addition to any other required or permitted withholding), until the Company has been reimbursed for the entire withholding tax it was required to pay.


                             XII.
                     Reservation of Shares

Twin Faces shall at all times keep reserved for issuance on grant of awards under this Plan a number of authorized but unissued or reacquired shares of Common Stock equal to the maximum number of shares Twin Faces may be required to be issued on the grant of Awards under this Plan.

                             XII.
                    Termination of the Plan

The Board of Directors may suspend or terminate this Plan at any time or from time to time, but no such action shall adversely affect the rights of a person granted an Award under this Plan prior to that date.

                             XIV.
                        Delivery of Plan

A Copy of this Plan shall be delivered to all participants, together with a copy of the resolution or resolutions of the Board of Directors authorizing the granting of the Award and establishing the terms, if any, of participation.

No dealer, salesman, or any other person has been authorized by the Company to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than those specifically offered hereby or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction in which such offer or sale would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since any of the dates as of which information is furnished or since the date of this Prospectus.

                               EXHIBIT 10-A

                      CONSULTANT AGREEMENT


      This Consultant Agreement is effective as of July 23, 1999 by and between Twin Faces East Entertainment Corporation ("TFAC"), and Gary Bernett, ("Consultant").

                            Recitals

      WHEREAS, Consultant has been working with TFAC without a written Consultant Agreement up to the date of this Agreement. Consultant and TFAC have agreed to finalize the terms of Consultant's employment with TFAC and reduce those terms to writing in this Agreement.

      WHEREAS, Consultant has acquired outstanding and special skills and abilities and an extensive background in and knowledge of TFAC's business and the industry in which it is engaged.

      WHEREAS, TFAC desires assurance of the continued association and services of Consultant in order to retain his experience, skills, abilities, background, and knowledge, and is therefore willing to engage his services on the terms and conditions set forth below.

      WHEREAS, Consultant desires to continue consulting for TFAC and is willing to do so on those terms and conditions set forth herein.


      NOW THEREFORE, in consideration of the above recitals and the mutual promises and conditions in this Agreement, and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. CONSULTANT. TFAC shall contract with Consultant in such capacity or capacities TFAC's Board of Directors may from time to time prescribe and as is acceptable to Consultant.

      2. CONSULTANT'S DUTIES. Consultant shall act as a writing and intellectual property consultant for the continued development of TFAC's intended plan of operation, including but not limited to, writing extended scripts for TFAC's Rabbit Journal TV series and expanding TFAC's child based products and services.

      3. DEVOTION OF TIME. During the period of his agreement hereunder Consultant shall devote such of his business time, interest attention, and effort to the faithful performance of his duties hereunder, as may be reasonably necessary and convenient to Consultant to the accomplishment and fulfillment of those duties. It being understood by and between TFAC and Consultant that Consultant shall not be restricted in his activities in other business. TFAC acknowledges, understands, and agrees that Consultant may be providing services to other related businesses. Royal Products, Inc., Desert Health Products, Inc., Aloe Vera Development Corp., and Jon Dar Corp., Inc.

      4. NON COMPETITION DURING TERM OF CONSULTANT. During the agreement term, Consultant shall not be restricted in functioning in the capacity of either an employee, consultant, or agent for other entities.

      5. TERM OF AGREEMENT. Subject to earlier termination as provided in this Agreement, Consultant shall be employed for a term beginning August 1, 1999, and ending January 1, 2000. This agreement may be extended by and between the parties upon written modification hereof.

      6. LOCATION OF CONSULTANT. Unless the parties agree otherwise in writing, during the agreement term Consultant shall perform the services he is required to perform under this Agreement from Consultant's own offices; provided, however, that TFAC may from time to time request Consultant to travel temporarily to other locations on TFAC's business, to the convenience of Consultant.

      7. COMPENSATION. TFAC For all services rendered by Consultant in any capacity during the term of this Agreement, TFAC shall pay Consultant $85,000 in cash compensation within 30 days of the execution of this Agreement.

           7.1 Stock Payment. If for any reason TFAC cannot pay Consultant in cash, TFAC may pay Consultant with shares of Common Stock. Such Shares will have to be registered with the Securities and Exchange Commission via Form S-8, or other applicable Form of registration, prior to the delivery of the Common Stock to the Consultant. The amount of such shares received will be calculated by taking the five (5) day average closing bid and ask price, as quoted on the OTCBB, and dividing it by the compensation due to Consultant.

           7.2 Commissions. TFAC agrees to pay Consultant a fee equal to three percent (3%) of all assets or intellectual property acquired by TFAC as the result of Consultant's efforts. The payment calculated pursuant to this subparagraph shall be due and payable concurrent with the closing of the escrow, or transfer of title as relates to such assets, or upon the generation of revenues from any intellectual property acquired or developed by Consultant.

      8. BENEFITS. During the agreement term, Consultant shall not be entitled to any TFAC company benefits unless agreed to in writing.

      9. EXPENSE REIMBURSEMENT. During the agreement term, TFAC shall reimburse Consultant for reasonable out-of-pocket expenses incurred in connection with TFAC's business, including travel expenses, food, and lodging when away from home, subject to such policies as TFAC may from time to time reasonably establish for its employees, and/or consultants.

       10. INTELLECTUAL PROPERTY. All processes, inventions, patents, copyrights, trademarks, and other intangible rights ("Intangible Rights") that are conceived or developed by Consultant, at the written request of TFAC either alone or with others, during the term of Consultant's agreement shall be the sole property of TFAC, but will be subject to the commission structure of Section 7.2 hereof. All other Intangible Rights shall be the sole property of Consultant.

      11. INDEMNIFICATION OF CONSULTANT. TFAC shall, to the maximum extent permitted by law, indemnify and hold Consultant harmless against expenses, including reasonable attorney's fees judgements, fines, settlement, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of, or in connection with, Consultant's agreement by TFAC. TFAC shall advance to Consultant any expense incurred in defending such proceeding to the maximum extent permitted by law.

      12. LIABILITY INSURANCE. TFAC shall purchase and maintain adequate general liability insurance.

      13. TERMINATION BY TFAC. TFAC may terminate this Agreement at any time, if termination is "For Cause", as hereinafter defined. "For Cause" shall mean TFAC's termination of Consultant due to an adjudication of Consultant's fraud, theft, dishonesty to TFAC regarding Consultant's duties or material breach of this Agreement, if Consultant fails to cure such breach within ninety (90) days after written notice is given by the Board of Directors to Consultant and Consultant fails with ninety (90) days of such notification to commence such cure and thereafter diligently prosecute such cure to completion. TFAC may terminate this Agreement with ninety (90) days written notice, in the event Consultant fails to perform Consultant's obligations pursuant the terms and conditions as set forth herein. In the event of any termination, not for cause, Consultant shall receive at least 3 months notice thereof, and shall receive, during such time, all compensation provided for herein, including payments of Commissions, if any, as set forth in paragraph 7.

     14. TERMINATION BY CONSULTANT. Consultant may terminate this Agreement by giving TFAC thirty (30) day's prior written notice of resignation. In such event, Consultant shall receive all compensation provided herein, including payments of commissions, if any, through the date of termination.

     15. DEATH OF CONSULTANT. If Consultant dies during the initial term or during any renewal term of this Agreement, this Agreement shall be terminated on the last day of the calendar month of his death. TFAC shall then pay to Consultant's estate any compensation accrued but unpaid as of the last day of the calendar month in which Consultant dies.

      16. AGREEMENT ON BUSINESS COMBINATION OR DISSOLUTION. This Agreement shall not be terminated by TFAC's voluntary or involuntary dissolution or by any merger in which TFAC is not the surviving or resulting corporation, or on any transfer of all or substantially all of TFAC's assets. In the event any such merger or transfer of assets, the provisions of this Agreement shall be binding on and inure to the benefit of the surviving business entity or the business entity to which such assets shall be transferred.

     17. TRADE SECRETS AND CONFIDENTIAL INFORMATION:

           17.1 Nondisclosure. Without the prior written consent of TFAC, Consultant shall not, at any time, either during or after the term of this Agreement, directly or indirectly, divulge or disclose to any person, firm, association, or corporation, or use for Consultant's own benefit, gain, or otherwise, any customer lists, plans, products, data, results of tests and data, or any other trade secrets or confidential materials or like information (collectively referred to as the "Confidential Information") of TFAC and/or its Affiliates, as hereinafter defined, provided to or communicated to Consultant by TFAC, it being the intent of TFAC, with which intent Consultant hereby agrees, to restrict Consultant from disseminating or using any like information that is unpublished or not readily available to the general public.

                17.1.1 Definition of Affiliate. For purposes of this Agreement, the term "Affiliate" shall mean any entity, individual, firm, or corporation, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with TFAC.

                17.1.2 Consultant's Work Product. Aside from Consultant's work for TFAC, Consultant invents, designs, writes and develops various story lines, scripts and other products, which shall be the work product of Consultant. TFAC shall not, at any time, either during or after the term of this Agreement, directly or indirectly, divulge or disclose to any person, firm, association, or corporation, or use for TFAC's own benefit, gain, or otherwise, any customer lists, plans, products, data, results of tests  and  data, or any other trade secrets or confidential  materials  or like information (collectively referred to as the "Confidential Information") of Consultant and/or its Affiliates, as hereinafter defined, it being the intent of Consultant, with which intent TFAC hereby agrees, to restrict TFAC from disseminating or using any like information that is unpublished or not readily available to the general public.

           17.2 Return of Property. Upon the termination of this Agreement, Consultant, or TFAC, respectively, shall deliver to TFAC, or Consultant, as applicable, all lists, books, records, data, and other information (including all copies thereof in whatever form or media) of every kind relating to or connected with TFAC or Consultant or their Affiliates and their activities, business and customers, which information or material was initially acquired by TFAC, or Consultant respectively. Consultant and or TFAC respectively, shall be allowed to retain any and all information on products, lists, books, records, data, or other information initially produced by Consultant or TFAC respectively and provided to the other.

           17.3 Notice of Compelled Disclosure. If, at any time, a party hereof becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand, or similar process or otherwise) to disclose any of the Confidential Information, such party shall provide the other party with prompt, prior written notice of such requirement so that the other party may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement. In the event that such protective order or other remedy is not obtained, that the other party waives compliance with the provisions hereof, each agrees to furnish only that portion of the Confidential Information which such party is advised by written opinion of counsel is legally required and exercise such party's best efforts to obtain assurance that confidential treatment will be accorded such Confidential Information. In any event, the compelled party shall not oppose action by the other party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

     18. VIOLATION OF COVENANTS:

           18.1 Injunctive Relief. Each party acknowledges and agrees; that violation of any of the covenants or Agreements hereof would cause irreparable injury to the other party, that the remedy at law for any violation or threatened violation thereof would be inadequate; and that, therefore, the other party shall be entitled to temporary and permanent injunctive or other equitable relief.

           18.2 Consultant and TFAC recognize that the laws and public policies of the various states of the United States may differ as to the validity and enforceability of certain of the provisions contained in this section. It is the intention of Consultant and TFAC that the provisions of this section shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which such enforcement is sought, but that the invalidation (or modification to conform with such laws or public policies) of any provision hereof shall not render unenforceable or impair the remainder of this section. Accordingly, if any provision of this section shall be determined to be invalid or unenforceable, either in whole or in part this section shall be deemed to delete or modify, as necessary, the offending provision and to alter the balance of this section in order to render it valid and enforceable to the fullest extent permissible as provided herein.

     19. MISCELLANEOUS:

           19.1 Authority to Execute. The parties herein represent that they have the authority to execute this Agreement.

            19.2 Severability. If any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the rest of this Agreement shall remain in full force and effect.

           19.3 Successors. This Agreement shall be binding on and inure to the benefit of the respective successors, assigns, and personal representatives of the parties, except to the extent of any contrary provision in this Agreement.

           19.4 Assignment.    This Agreement may not be assigned by either
party without the written consent of the other party.

           19.5 Singular, Plural and Gender Interpretation. Whenever used herein, the singular number shall include the plural, and the plural number shall include the singular. Also, as used herein, the masculine, feminine or neuter gender shall each include the others whenever the context so indicates.

           19.6 Captions. The subject headings of the paragraphs of this Agreement are included for purposes of convenience only, and shall not effect the construction or interpretation of any of its provisions.

           19.7 Entire Agreement. This Agreement contains the entire agreement of the parties relating to the rights granted and the obligations assumed in this instrument and supersedes any oral or prior written agreements between the parties. Any oral representations or modifications concerning this instrument shall be of no force or effect unless contained in a subsequent written modification signed by the party to be charged.

           19.8 Arbitration. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be submitted to a panel of three (3) arbitrators. The arbitration shall comply with and be governed by the provisions of the American Arbitration Association. The panel of arbitrators shall be composed of two (2) members chosen by Consultant and TFAC respectively and one (1) member chosen by the arbitrators previously selected. The findings of such arbitrators shall be conclusive and binding on the parties hereto.

The cost of arbitration shall be borne by the losing party or in such proportions as the arbitrator shall conclusively decide.

           19.9 No Waiver. No failure by either Consultant or TFAC to insist upon the strict performance by the other of any covenant, agreement, term or condition of this Agreement or to exercise the right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or of any such covenant, agreement, term or condition. No waiver of any breach shall affect or alter this Agreement, but each and every covenant, condition, agreement and term of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach.

           19.10 Time of the Essence. Time is of the essence of this Agreement, and each provision hereof.

           19.11 Counterparts. The parties may execute this Agreement in two (2) or more counterparts, which shall, in the aggregate, be signed by both parties, and each counterpart shall be deemed an original instrument as to each party who has signed by it.

           19.12 Attorney's Fees and Costs. In the event that suit be brought hereon, or an attorney be employed or expenses be incurred to compel performance the parties agree that the prevailing party therein be entitled to reasonable attorney's fees.

           19.13      Governing  Law.   The  formation,  construction,  and
performance of this Agreement shall be construed in accordance with the laws of Nevada.

            19.14 Notice. Any notice, request, demand or other communication required or permitted hereunder or required by law shall be in writing and shall be effective upon delivery of the same in person to the intended addressee, or upon deposit of the same with an overnight courier service (such as Federal Express) for delivery to the intended addressee at its address shown herein, or upon deposit of the same in the United States mail, postage prepaid, certified or registered mail, return receipt requested, sent to the intended addressee at its address shown herein. The address of any party to this Agreement may be changed by written notice of such other address given in accordance herewith and actually received by the other parties at least ten (10) days in advance of the date upon which such change of address shall be effective.

      IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.


CONSULTANT:

DATE: 7/23/99


By: /s/ Gary Bernett
     Gary Bernett


TWIN FACES EAST ENTERTAINMENT CORPORATION


DATE: 7/23/99


By: /s/ Stanley Teeple
     Stanley Teeple

                           EXHIBIT 10-B

                      CONSULTANT AGREEMENT


      This Consultant Agreement is effective as of July 23, 1999 by and between Twin Faces East Entertainment Corporation ("TFAC"), and Adam Abramavitch, ("Consultant").

                            Recitals

      WHEREAS, Consultant has outstanding and special skills and abilities and an extensive background in and knowledge of TFAC's business and the industry in which it is engaged.

      WHEREAS, TFAC desires assurance of the association and services of Consultant in order to retain his experience, skills, abilities, background, and knowledge, and is therefore willing to engage his services on the terms and conditions set forth below.

      WHEREAS, Consultant desires to begin consulting for TFAC and is willing to do so on those terms and conditions set forth herein.

      NOW THEREFORE, in consideration of the above recitals and the mutual promises and conditions in this Agreement, and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. CONSULTANT. TFAC shall contract with Consultant in such capacity or capacities TFAC's Board of Directors may from time to time prescribe and as is acceptable to Consultant.

     2. CONSULTANT'S DUTIES. Consultant shall act as a marketing consultant to evaluate and advise TFAC on its proposed plan of operation in the marketing of child based programming. In addition, Consultant shall use its best efforts towards the discovery of exclusive products or scripts relating the TFAC's industry and assist in the blending of such products or scripts into TFAC.

      3. DEVOTION OF TIME. During the period of his agreement hereunder Consultant shall devote such of his business time, interest attention, and effort to the faithful performance of his duties hereunder, as may be reasonably necessary and convenient to Consultant to the accomplishment and fulfillment of those duties. It being understood by and between TFAC and Consultant that Consultant shall not be restricted in his activities in other business. TFAC acknowledges, understands, and agrees that Consultant may be providing services to other related businesses. Royal Products, Inc., Desert Health Products, Inc., Aloe Vera Development Corp., and Jon Dar Corp., Inc.

      4. NON COMPETITION DURING TERM OF CONSULTANT. During the agreement term, Consultant shall not be restricted in functioning in the capacity of either an employee, consultant, or agent for other entities.

      5. TERM OF AGREEMENT. Subject to earlier termination as provided in this Agreement, Consultant shall be employed for a term beginning August 1, 1999, and ending February 1, 2000. This agreement may be extended by and between the parties upon written modification hereof.

      6. LOCATION OF CONSULTANT. Unless the parties agree otherwise in writing, during the agreement term Consultant shall perform the services he is required to perform under this Agreement from Consultant's own offices; provided, however, that TFAC may from time to time request Consultant to travel temporarily to other locations on TFAC's business, to the convenience of Consultant.

      7. COMPENSATION. TFAC For all services rendered by Consultant in any capacity during the term of this Agreement, TFAC shall pay Consultant $85,000 in cash compensation within 30 days of the execution of this Agreement.

           7.1 Stock Payment. If for any reason TFAC cannot pay Consultant in cash, TFAC may pay Consultant with shares of Common Stock. Such Shares will have to be registered with the Securities and Exchange Commission via Form S-8, or other applicable Form of registration, prior to the delivery of the Common Stock to the Consultant. The amount of such shares received will be calculated by taking the five (5) day average closing bid and ask price, as quoted on the OTCBB, and dividing it by the compensation due to Consultant.

           7.2 Commissions. TFAC agrees to pay Consultant a fee equal to four percent (4%) of all assets or intellectual property acquired by TFAC as the result of Consultant's efforts. The payment calculated pursuant to this subparagraph shall be due and payable concurrent with the closing of the escrow, or transfer of title as relates to such assets, or upon the generation of revenues from any intellectual property acquired or developed by Consultant.

      8. BENEFITS. During the agreement term, Consultant shall not be entitled to any TFAC company benefits unless agreed to in writing.

      9. EXPENSE REIMBURSEMENT. During the agreement term, TFAC shall reimburse Consultant for reasonable out-of-pocket expenses incurred in connection with TFAC's business, including travel expenses, food, and lodging when away from home, subject to such policies as TFAC may from time to time reasonably establish for its employees, and/or consultants.

       10. INTELLECTUAL PROPERTY. All processes, inventions, patents, copyrights, trademarks, and other intangible rights ("Intangible Rights") that are conceived or developed by Consultant, at the written request of TFAC either alone or with others, during the term of Consultant's agreement shall be the sole property of TFAC, but will be subject to the commission structure of Section 7.2 hereof. All other Intangible Rights shall be the sole property of Consultant.

      11. INDEMNIFICATION OF CONSULTANT. TFAC shall, to the maximum extent permitted by law, indemnify and hold Consultant harmless against expenses, including reasonable attorney's fees judgements, fines, settlement, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of, or in connection with, Consultant's agreement by TFAC. TFAC shall advance to Consultant any expense incurred in defending such proceeding to the maximum extent permitted by law.

      12. LIABILITY INSURANCE. TFAC shall purchase and maintain adequate general liability insurance.

      13. TERMINATION BY TFAC. TFAC may terminate this Agreement at any time, if termination is "For Cause", as hereinafter defined. "For Cause" shall mean TFAC's termination of Consultant due to an adjudication of Consultant's fraud, theft, dishonesty to TFAC regarding Consultant's duties or material breach of this Agreement, if Consultant fails to cure such breach within ninety (90) days after written notice is given by the Board of Directors to Consultant and Consultant fails with ninety (90) days of such notification to commence such cure and thereafter diligently prosecute such cure to completion. TFAC may terminate this Agreement with ninety (90) days written notice, in the event Consultant fails to perform Consultant's obligations pursuant the terms and conditions as set forth herein. In the event of any termination, not for cause, Consultant shall receive at least 3 months notice thereof, and shall receive, during such time, all compensation provided for herein, including payments of Commissions, if any, as set forth in paragraph 7.

     14. TERMINATION BY CONSULTANT. Consultant may terminate this Agreement by giving TFAC thirty (30) day's prior written notice of resignation. In such event, Consultant shall receive all compensation provided herein, including payments of commissions, if any, through the date of termination.

     15. DEATH OF CONSULTANT. If Consultant dies during the initial term or during any renewal term of this Agreement, this Agreement shall be terminated on the last day of the calendar month of his death. TFAC shall then pay to Consultant's estate any compensation accrued but unpaid as of the last day of the calendar month in which Consultant dies.

      16. AGREEMENT ON BUSINESS COMBINATION OR DISSOLUTION. This Agreement shall not be terminated by TFAC's voluntary or involuntary dissolution or by any merger in which TFAC is not the surviving or resulting corporation, or on any transfer of all or substantially all of TFAC's assets. In the event any such merger or transfer of assets, the provisions of this Agreement shall be binding on and inure to the benefit of the surviving business entity or the business entity to which such assets shall be transferred.

     17. TRADE SECRETS AND CONFIDENTIAL INFORMATION:

           17.1 Nondisclosure. Without the prior written consent of TFAC, Consultant shall not, at any time, either during or after the term of this Agreement, directly or indirectly, divulge or disclose to any person, firm, association, or corporation, or use for Consultant's own benefit, gain, or otherwise, any customer lists, plans, products, data, results of tests and data, or any other trade secrets or confidential materials or like information (collectively referred to as the "Confidential Information") of TFAC and/or its Affiliates, as hereinafter defined, provided to or communicated to Consultant by TFAC, it being the intent of TFAC, with which intent Consultant hereby agrees, to restrict Consultant from disseminating or using any like information that is unpublished or not readily available to the general public.

                17.1.1 Definition of Affiliate. For purposes of this Agreement, the term "Affiliate" shall mean any entity, individual, firm, or corporation, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with TFAC.

                17.1.2 Consultant's Work Product. Aside from Consultant's work for TFAC, Consultant invents, designs, writes and develops various story lines, scripts and other products, which shall be the work product of Consultant. TFAC shall not, at any time, either during or after the term of this Agreement, directly or indirectly, divulge or disclose to any person, firm, association, or corporation, or use for TFAC's own benefit, gain, or otherwise, any customer lists, plans, products, data, results of tests  and  data, or any other trade secrets or confidential  materials  or like information (collectively referred to as the "Confidential Information") of Consultant and/or its Affiliates, as hereinafter defined, it being the intent of Consultant, with which intent TFAC hereby agrees, to restrict TFAC from disseminating or using any like information that is unpublished or not readily available to the general public.

           17.2 Return of Property. Upon the termination of this Agreement, Consultant, or TFAC, respectively, shall deliver to TFAC, or Consultant, as applicable, all lists, books, records, data, and other information (including all copies thereof in whatever form or media) of every kind relating to or connected with TFAC or Consultant or their Affiliates and their activities, business and customers, which information or material was initially acquired by TFAC, or Consultant respectively. Consultant and or TFAC respectively, shall be allowed to retain any and all information on products, lists, books, records, data, or other information initially produced by Consultant or TFAC respectively and provided to the other.

           17.3 Notice of Compelled Disclosure. If, at any time, a party hereof becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand, or similar process or otherwise) to disclose any of the Confidential Information, such party shall provide the other party with prompt, prior written notice of such requirement so that the other party may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement. In the event that such protective order or other remedy is not obtained, that the other party waives compliance with the provisions hereof, each agrees to furnish only that portion of the Confidential Information which such party is advised by written opinion of counsel is legally required and exercise such party's best efforts to obtain assurance that confidential treatment will be accorded such Confidential Information. In any event, the compelled party shall not oppose action by the other party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

     18. VIOLATION OF COVENANTS:

           18.1 Injunctive Relief. Each party acknowledges and agrees; that violation of any of the covenants or Agreements hereof would cause irreparable injury to the other party, that the remedy at law for any violation or threatened violation thereof would be inadequate; and that, therefore, the other party shall be entitled to temporary and permanent injunctive or other equitable relief.

           18.2 Consultant and TFAC recognize that the laws and public policies of the various states of the United States may differ as to the validity and enforceability of certain of the provisions contained in this section. It is the intention of Consultant and TFAC that the provisions of this section shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which such enforcement is sought, but that the invalidation (or modification to conform with such laws or public policies) of any provision hereof shall not render unenforceable or impair the remainder of this section. Accordingly, if any provision of this section shall be determined to be invalid or unenforceable, either in whole or in part this section shall be deemed to delete or modify, as necessary, the offending provision and to alter the balance of this section in order to render it valid and enforceable to the fullest extent permissible as provided herein.

     19. MISCELLANEOUS:

           19.1 Authority to Execute. The parties herein represent that they have the authority to execute this Agreement.

            19.2 Severability. If any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the rest of this Agreement shall remain in full force and effect.

           19.3 Successors. This Agreement shall be binding on and inure to the benefit of the respective successors, assigns, and personal representatives of the parties, except to the extent of any contrary provision in this Agreement.

           19.4 Assignment.    This Agreement may not be assigned by either
party without the written consent of the other party.

           19.5 Singular, Plural and Gender Interpretation. Whenever used herein, the singular number shall include the plural, and the plural number shall include the singular. Also, as used herein, the masculine, feminine or neuter gender shall each include the others whenever the context so indicates.

           19.6 Captions. The subject headings of the paragraphs of this Agreement are included for purposes of convenience only, and shall not effect the construction or interpretation of any of its provisions.

           19.7 Entire Agreement. This Agreement contains the entire agreement of the parties relating to the rights granted and the obligations assumed in this instrument and supersedes any oral or prior written agreements between the parties. Any oral representations or modifications concerning this instrument shall be of no force or effect unless contained in a subsequent written modification signed by the party to be charged.

           19.8 Arbitration. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be submitted to a panel of three (3) arbitrators. The arbitration shall comply with and be governed by the provisions of the American Arbitration Association. The panel of arbitrators shall be composed of two (2) members chosen by Consultant and TFAC respectively and one (1) member chosen by the arbitrators previously selected. The findings of such arbitrators shall be conclusive and binding on the parties hereto. The cost of arbitration shall be borne by the losing party or in such proportions as the arbitrator shall conclusively decide.

           19.9 No Waiver. No failure by either Consultant or TFAC to insist upon the strict performance by the other of any covenant, agreement, term or condition of this Agreement or to exercise the right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or of any such covenant, agreement, term or condition. No waiver of any breach shall affect or alter this Agreement, but each and every covenant, condition, agreement and term of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach.

           19.10 Time of the Essence. Time is of the essence of this Agreement, and each provision hereof.

           19.11 Counterparts. The parties may execute this Agreement in two (2) or more counterparts, which shall, in the aggregate, be signed by both parties, and each counterpart shall be deemed an original instrument as to each party who has signed by it.

           19.12 Attorney's Fees and Costs. In the event that suit be brought hereon, or an attorney be employed or expenses be incurred to compel performance the parties agree that the prevailing party therein be entitled to reasonable attorney's fees.

           19.13      Governing  Law.   The  formation,  construction,  and
performance of this Agreement shall be construed in accordance with the laws of Nevada.

            19.14 Notice. Any notice, request, demand or other communication required or permitted hereunder or required by law shall be in writing and shall be effective upon delivery of the same in person to the intended addressee, or upon deposit of the same with an overnight courier service (such as Federal Express) for delivery to the intended addressee at its address shown herein, or upon deposit of the same in the United States mail, postage prepaid, certified or registered mail, return receipt requested, sent to the intended addressee at its address shown herein. The address of any party to this Agreement may be changed by written notice of such other address given in accordance herewith and actually received by the other parties at least ten (10) days in advance of the date upon which such change of address shall be effective.

      IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.



CONSULTANT:


DATE: 7/23/99
By: /s/ Adam Abramavitch
Adam Abramavitch


TWIN FACES EAST ENTERTAINMENT CORPORATION


DATE: 7/23/99


By: /s/ Stanley Teeple
     Stanley Teeple

                               EXHIBIT 10-C

                      RETAINER  AGREEMENT

      THIS AGREEMENT made by and between SPERRY YOUNG & STOECKLEIN ("Attorney") and TWIN FACES EAST ENTERTAINMENT CORPORTATION ("Client").

      Whereas, Client desires to retain Attorney to assist the Company in its corporate endeavors, analyze and/or prepare any needed agreements and to act as Securities Counsel to the Company.

     Whereas, Attorney has agreed to so represent Client in accordance with
the   terms   and  conditions  of  this  Retainer  Agreement,  (hereinafter
"Retainer").

     Now, Therefore, the parties agree as follows:

      1. That commencing as of the date of this Agreement, Attorney shall represent Client in the aforementioned capacity. It is understood between Client and Attorney that any opinions relating to Nevada law shall be opinioned by outside counsel licensed to practice in the state of Nevada. Attorney is licensed to practice in the state of California and will not represent Client as to actions or activity specifically related to Nevada law.

      2. The Client and Attorney shall forthwith agree upon a timetable for the completion of Client's desired business plan, and all other steps necessary to effectuate the Client's compliance with all applicable Federal Securities Laws.

      3. It is understood and agreed between Attorney and Client that all documents and other information relating to the Client's affairs will be made available upon request to Attorney at the Attorney's offices.

      The Client will furnish Attorney at the earliest practicable date a business plan showing projected cash flow (or deficiencies) covering a five-year period.

      4. The fee arrangement shall be on a per item basis or at a rate of $250 per hour, such fee will be agreed upon between Client and Attorney prior to any commencement of work. If for any reason Client cannot pay Consultant in cash, Client may pay Attorney with shares of Common Stock. Such Shares will have to be registered with the Securities and Exchange Commission via Form S-8, or other applicable Form of registration, prior to the delivery of the Common Stock to the Attorney. The amount of such shares received will be on a agreed upon amount between the Client and Attorney.

      5. In addition to fees, Client shall reimburse Attorney for all costs and reasonable out-of-pocket expenses incurred in connection with Attorney's duties.

     6. Client agrees to indemnify and hold harmless Attorney against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or any other statute or at common law and to reimburse Attorney for any legal or other expenses (including the cost of any investigation and preparation) incurred by them in connection with any litigation, whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities and litigation arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any documents which were supplied to Attorney, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any untrue statement or alleged untrue statement of a material fact contained in the documents (as amended or supplemented if the Company shall have filed with the Securities and Exchange Commission, or the State of Nevada, any amendments thereof or supplements thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided. Attorney agrees within twenty days after the receipt by Attorney of written notice of the commencement of any action against Attorney to notify the Client in writing of the commencement thereof. The failure of the Attorney so to notify the Client of any such action shall relieve the Client from any liability which it may have to the Attorney.

      7. This Agreement may be terminated by the Client by written notice to Attorney, at which time Attorney shall have no further obligation to Client. This Agreement may be terminated by Attorney by written notice to Client, in the event Attorney determines that the information being provided by Client to Attorney, in the preparation of the Registration, is intentionally misleading or an omission of a material fact.

     In Witness Whereof, the parties executed this Retainer Agreement as of the day set forth below.

Date:     6/1/99

CLIENT:

     /s/ Stanley Teeple
     Stanley Teeple
     Twin Faces East Entertainment Corporation


ATTORNEY:

     /s/ Donald J. Stoecklein
     Donald J. Stoecklein, Esq.
     Sperry Young & Stoecklein

                               EXHIBIT 10-D

                   FEE SPLITTING DISCLOSURE AND CONSENT

DISCLOSURE AND CONSENT

1. Sperry Young & Stoecklein ("SY&S") was retained by Twin Faces East Entertainment Corporation (the "Company") to assist the Company in its corporate endeavors, analyze and/or prepare any needed agreements and to act as Securities Counsel to the Company.

2. The representation is under the terms of a written agreement that provides, among other things, that the fee for the services will be on a per item basis or hourly rate, to be determined between the Company and SY&S. (A copy of the agreement is attached as an exhibit hereto.)

3. SY&S desires to compensate Anthony N. DeMint, an employee of SY&S, with a bonus of 5,000 shares of Common Stock of the Company, which is to be paid to SY&S for its services.

4. SY&S and the Company have mutually agreed that it would be in the best interest to all parties, if the Company were to issue the stock directly to Anthony N. DeMint and such amount of stock to be subtracted from the stock, which is to be paid to SY&S for services performed.

Date:     8/12/99

Sperry Young & Stoecklein

/s/ Donald J. Stoecklein
Donald J. Stoecklein, Esq.


/s/ Anthony N. DeMint
Anthony N. DeMint

     I understand the terms of this Agreement and consent to the association and fee splitting and the direct issuance of Common Stock to Anthony N. DeMint.


Twin Faces East Entertainment Corporation

/s/ Stanley Teeple
Stanley Teeple